Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222827) and on Form S-8 (No. 033-88662, No. 333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No. 333-45271, No. 333-60887, No. 333-60883, No. 333-68415, No. 333-68423, No. 333-85123, No. 333-85121, No. 333-49828, No. 333-60864, No. 333-75944, No. 333-100166, No. 333-113358, No. 333-120218, No. 333-121637, No. 333-129868, No. 333-140743, No. 333-144003, No. 333-147434, No. 333-147437, No. 333-152864, No. 333-159017, No. 333-162887, No. 333-168618, No. 333-192167, No. 333-198006, No. 333-219734, No. 333-228283 and No. 333-230112) of KLA-Tencor Corporation, of our report dated March 11, 2019 relating to the consolidated financial statements of Orbotech Ltd., which appears in this Current Report on Form 8-K.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 11, 2019	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited